Exhibit 99.1

UNITED REFINING ENERGY CORP. ANNOUNCES TERMINATION OF
CHAPARRAL ENERGY, INC. MERGER AGREEMENT

New York, NY – December 23, 2009 –John A. Catsimatidis, Chairman and CEO of United Refining Energy Corp., a publicly reporting company (the "Company"), announced today that on December 11, 2009, the board of directors adopted, and the Company’s stockholders approved, a resolution to amend its Certificate of Incorporation to allow the Company to have a perpetual existence.  Mr. Catsimatidis stated:  "I am disappointed that the proposed transaction with Chaparral Energy, Inc. was not approved by the public shareholders, but we have taken action to keep our company legally in existence as a Delaware corporation."

For more information on the Company, please refer to our SEC filings or visit our website, www.urxny.com.

Contacts:

United Refining Energy Corp.

Investor inquiries:
James Hansel
(212)956-5803

Website: www.urxny.com

Media inquiries:
Gerald McKelvey
Rubenstein Associates
(212)843-8013